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                                                                   EXHIBIT 10.4a

                            OFFICE/SHOWROOM/WAREHOUSE
                                 LEASE AGREEMENT

THE STATE OF TEXAS
COUNTY OF DALLAS

         THIS LEASE AGREEMENT, made and entered into as of the      day of
December, 1989, by and between the Landlord and Tenant hereinafter named.

                              W I T N E S S E T H:

         1. Definitions and Basic Provisions. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this lease:

                  (a) "Landlord": Centre Consolidated Properties, Ltd.

                  (b) "Tenant": Danvid Company, Inc.

                  (c) "Premises" shall mean the space outlined in red on the plan attached hereto as Exhibit "A," said premises consisting of 51,497 square feet of net rentable area. (In determining net rentable area, all measurements are from the outer surfaces of walls, whether exterior walls and/or hallway walls, except party walls where measurements are from centerline.) The Premises are located within the Beltline Business Center Office/Showroom/ Warehouse project (the "Project'). The net rentable area of the project is 753,984 square feet.

                  (d) "Lease Term": A period of sixty (60) months, commencing on January 1, 1990 (the "Commencement date") and ending on December 31, 1994.

                  (e) "Basic Rental": $13,088.82 per month.

                  (f) "Security Deposit": $13,088.82.

                  (g) "Permitted Use": Manufacturing and assembly of aluminum windows and doors.

         2. Lease Grant. Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant the premises (as defined in paragraph 1(c) hereof) commencing on the commencement date (as defined in paragraph 1(d) hereof, or as adjusted as hereinafter provided) and ending on the last day of the lease term, unless sooner terminated as herein provided. If this lease is executed before the premises become vacant, or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession at such time as Landlord is able to tender the same and such date shall be deemed to be the commencement date and this lease shall continue
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for the lease term described in paragraph 1(d) hereof, Landlord hereby waives payment of rent covering any period prior to the tendering of possession of the premises to Tenant hereunder. Likewise, should Tenant occupy the premises prior to the commencement date specified in paragraph 1(d), the commencement date shall be altered to coincide with said occupancy with the ending date of the lease remaining unchanged. By occupying the premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord's covenants and obligations.

         3. Rent. In consideration of this lease, Tenant promises and agrees to pay Landlord the basic rental (as defined in paragraph 1(e) hereof) without deduction or set off, for each month of the entire lease term. One such monthly installment together with the security deposit (as defined in paragraph 1(f) hereof) shall be payable by Tenant to Landlord contemporaneously with the execution hereof, and a like monthly installment shall be due and payable without demand on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning or end of the lease shall be prorated. The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease. If Landlord transfers its interest in the premises during the lease term, Landlord may assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

         4. Rental Escalation. The basic rental payable under paragraph 1(e) hereof is based on factors existing during the calendar year in which the lease commences ("base year"), said factors including operating expenses which include landscape, general maintenance, repairs, real property taxes, fire, casualty and liability insurance, and management for the project. Expenses for landscape, general maintenance and repairs shall not exceed a five percent (5%) increase per year during the lease term. In the event that during the lease term said operating expenses for 1991 or any succeeding calendar year exceed 1990 base year expenses ("base expense rate") for the net rentable areas of the project (as defined in paragraph 1(c) hereof), Tenant within thirty (30) days after written notification of the foregoing by Landlord, shall:

                  (a) Pay to Landlord as additional rental Tenant's proportionate share (6.8%), of such excess (the "Excess") over the base expense rate for the year in question, said proportionate share being defined to mean a fraction, the numerator of which is the square footage of the Premises set out in paragraph 1(c), and the denominator of which is the total net rentable area of the Project also set out in paragraph 1(c). The product resulting from the application of such fraction to the Excess shall constitute the amount of additional rent Tenant shall pay. Tenant shall, on demand, pay to Landlord such amount.

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                  (b) Additionally, beginning January 1 of any calendar year following a year in which there is an Excess, the basic rental per month set out in paragraph 1(c) shall be increased by an amount equal to the additional rent payable during the immediately preceding year (determined in accordance with subparagraph 4(a) above), divided by twelve. Any such additional rent collected, pursuant to this paragraph 4(b), shall be a credit against the amount of additional rental, if any, due from Tenant pursuant to paragraph 4(a) for such calendar year. After the end of every calendar year Landlord will deliver to Tenant a statement including (i) the previous calendar years operating expenses (as defined in paragraph 4), (ii) Tenant's proportionate share of any increases,
(iii) the net additional rent due pursuant to paragraph 4(a), if any, after crediting to Tenant amounts paid as additional rent under 4(b) or the amount due to be reimbursed to Tenant; provided, however, in no event shall the monthly rental ever be less than the basic rental specified in paragraph 1(e).

         Notwithstanding any expiration or termination of this lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement) Tenant's obligation to pay any and all additional rent under this lease shall cover all periods up to the lease expiration date. Landlord shall be entitled to estimate the amount of additional rent which shall be due from Tenant during the last year or portion of a year of the lease term at any time within thirty (30) days prior to the expiration of the lease term, and Tenant shall pay such amount to Landlord upon demand (subject to adjustments when actual expenses are known). Tenant's obligation to pay any and all additional rent under this lease and Landlord's and Tenant's obligation to make the adjustments referred to in this paragraph 4 shall survive any expiration or termination of this lease Landlord shall be entitled to make.

         5.       Services.

                  (a) Landlord agrees to make available to the premises at Landlord's sole cost and expense (i) water at those points as shown on Exhibit "B"; (ii) air conditioning and heating units at such locations and in such amounts as shown in Exhibit "B"; (iii) electric services and outlets as shown on Exhibit "B"; and (iv) electrical lighting services for all common areas in the manner and as to the extent deemed by Landlord to be standard.

                  (b) Tenant shall pay for the electricity, gas and water utilized in operating any and all facilities serving the leased premises.

                  (c) Failure to any extent to furnish or any stoppage or interruption of these defined services resulting from any cause shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Tenant shall have no claim for abatement of rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

         6. Leasehold Improvements. Landlord agrees to install at Landlord's cost and expense the improvements described in Exhibit "B" attached hereto. Landlord has made no representations as to the conditions of the premises or the Building or to remodel, repair or decorate, except as expressly set forth herein.

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         7. Signs. Tenant shall have the right to install signs upon the exterior of said building only when first approved in writing by Landlord in Landlord's sole discretion and subject also to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs no later than thirty (30) days prior to the expiration of this Lease. In the event Tenant fails to remove all such signs within the above time period, Landlord shall be authorized to remove such signs on Tenant's behalf and at Tenant's sole expense, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, claims and other liabilities of any type arising out of such sign removal. All sign installments and removals by Tenant shall be made in such a manner as to avoid injury to or defacement of the Building and other improvements.

         8. Use. Tenant shall use the premises only for the permitted use (as defined in paragraph 1(g) hereof). Tenant will not occupy or use the premises, or permit any portion of the premises to be occupied or used, for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extrahazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents; and in the event that, by reason of acts of Tenant, there shall by any increase in rate of insurance on the Building or contents created by Tenant's acts or conduct of business then such acts of Tenants shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase on demand and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in management of the Building. Tenant will maintain the premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of premises. Tenant will not, without the prior written consent of Landlord, [illegible], install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the premises or any part thereof. Should Landlord agree in writing to any of the foregoing items in the preceding sentence, Tenant will maintain such permitted item in good condition and repair at all times.

         9. Repairs and Maintenance.

            (a) By Landlord: Landlord shall at its expense maintain only the roof, foundation, underground or otherwise concealed plumbing, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors) of the Building in good repair and condition, except for reasonable wear and tear. Landlord shall not be responsible for termite eradication. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed promptly to make such repairs or corrections. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

         Landlord represents that at the beginning date of this Lease the plumbing, and any fire protection sprinkler system, heating system, air-conditioning equipment, and elevators are in

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good operating condition. In addition, Landlord shall maintain the paving outside the Building, the landscaping and regular mowing of grass and any railroad siding.

            (b) By Tenant: Tenant shall at its expense and risk maintain all other parts of the Building and other improvements on the demised premises in good repair and condition, including but not limited to repairs (including all necessary replacements) to the interior plumbing, windows, window glass, plate glass, doors, heating system, air-conditioning equipment, fire protection sprinkler system, elevators, and the interior of the Building in general. All warranties and guarantees in effect on any of the items mentioned above will be for Tenant's or Landlord's use as applicable.

         In event Tenant should neglect reasonably to maintain the demised premises, Landlord shall have the right (but not the obligation) to cause repairs or corrections to be made and any reasonable costs therefor shall be payable by Tenant to Landlord as additional rental on the next rental installment date.

         10. Alterations and Improvements. At the end or other termination of this lease, Tenant shall deliver up the premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the premises. The cost and expense of any repairs necessary to restore the condition of the leased premises to said condition in which they are to be delivered to Landlord shall be borne by Tenant. Tenant will not make or allow to be made any alterations or physical additions in or to the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to non-structural alterations. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the premises, either by Landlord or Tenant, shall be Landlord's property on termination of this lease and shall remain on the premises without compensation to Tenant. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

         11. Common Areas. The use and occupation by Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

         All common areas described above shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, maintain, and operate lighting facilities on all said areas and improvements; to police same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove

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referred to; and to restrict parking by tenants, their officers, agents and employees to employee parking areas.

         All common areas and facilities not within the leased premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

         12.      Assignment and Subletting.

                  (a) Tenant shall not, without Landlord's prior written consent, assign, sublease, transfer, encumber this lease or any interest therein. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be void.

                  (b) If Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or a part of the Premises, Landlord shall have the option (without limiting Landlord's other rights hereunder) of terminating this Lease upon thirty (30) days notice and of dealing directly with the proposed assignee. If Landlord should fail to notify Tenant in writing of its decision within a thirty (30) day period after Landlord shall be deemed to have refused to consent to any assignment or subleasing, and to have elected to keep this Lease in full force and effect.

                  (c) All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rentals called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interests in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as "Successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof.

         13. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the premises caused by the negligence or misconduct or breach of this lease by Tenant, its employees, subtenants, invitees or by any other person entering the premises or the Building under express or implied invitation of tenant or arising out of Tenant's use of the premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the

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Building, or failure to make repairs, or from any cause whatever except
Landlord's gross negligence.

         14. Liability Insurance. Tenant shall procure and maintain through the Lease Term a policy or policies of public liability insurance, at its own cost and expense, relating to its respective use and/or occupancy of the Premises, with limits of not less than $1,000,000, with respect to injuries to or death of any one person, and in an amount not less than $1,000,000 with respect to any one accident or disaster, and of not less than $1,000,000 with respect to property damaged or destroyed. Tenant shall obtain a written obligation from each insurance company issuing the insurance required to be maintained by Tenant pursuant to this paragraph to notify Landlord at least ten (10) days prior to the expiration or cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof, as required, shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policies.

         15. Subordination. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Project and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien of this Lease on such term and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any first lien mortgage, deed of trust or other first lien now existing or hereafter placed upon the Premises, or the Project as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's lender(s), and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this paragraph, promptly as requested. Tenant hereby irrevocably constitutes Landlord as its attorney in fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

         16. Casualty Insurance. Landlord shall, at all times during this term of this lease maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies Landlord's mortgagees may require; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this lease which Tenant may bring or obtain upon the leased premises, or any additional improvements which Tenant may construct thereon.


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         17. Inspection. Landlord or representatives shall have the right to enter into and upon any and all parts of premises at reasonable hours to (i) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (ii) show the premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         18. Condemnation. If, during the term of this lease, or any extension or renewal thereof, all of the Project should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

         In the event a portion but not all of the Project shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, by private sale in lieu thereof and the partial taking or condemnation shall render the Project unsuitable for continued operation, then Landlord shall have the option, in its sole discretion, of terminating this lease or, at Landlord's sole risk and expense, restoring and reconstructing the Project to the extent necessary to make same reasonably tenantable. Should Landlord elect to restore, the lease shall continue in full force and effect with the rent payable during the unexpired portion of this lease being adjusted to such an extent as may be fair and reasonable under the circumstances, and Tenant shall have no claim against Landlord for the value of any interrupted portion of this lease.

         In the event of any condemnation or taking, total or partial, Tenant shall not be entitled to any part of the award or price paid in lieu thereof, and Landlord shall receive the full amount of such award or price. Tenant hereby expressly waiving any right or claim to any part thereof.

         19. Fire and Other Casualty. In the event that (i) the premises should be totally destroyed by fire, tornado or other casualty or (ii) in the event the premises or the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, or (iii) in the event of a material uninsured loss to the premises or Project, Landlord may at its option terminate this lease, in which event the rent shall be abated during the unexpired portions of this lease effective with the date of such damage. In the event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the premises and shall proceed with reasonable diligence to restore the premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the project or the premises. Unless the casualty was a result of Tenant's fault or neglect, Landlord shall allow Tenant a fair diminution of rent during the time the premises are unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage on the premises should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall

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terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the project or to the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         20. Holding Over. Should Tenant, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such hold over shall constitute and be construed as tenancy for month to month only, at a rental equal to the rent payable for the last month of the term of this lease plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to hold over.

         21. Taxes On Tenant's Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value f Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

         22. Events of Default. The following events shall be deemed to be defaults by Tenant under this lease:

                  (a) Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days.

                  (b) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within ten (10) days after written notice thereof to Tenant.

                  (c) Tenant shall make an assignment for the benefit of creditors.

                  (d) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceeding filed against Tenant thereunder and such adjudication shall not be vacated or set aside within thirty (30) days.

                  (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within thirty (30) days.

                  (f) Tenant shall desert or vacate any substantial portion of the premises for a period of five (5) or more days.

         23. Remedies. Upon the occurrence of any event of default specified in paragraph 22 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:


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                  (a) Terminate this lease in which event Tenant shall
immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said premises or any part hereof, by force if necessary,without being liable for prosecution or any claim of damages thereof; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the lease term.

                  (b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the premises on such terms as Landlord shall deem advisable and receive the rent thereof; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the lease term.

                  (c) Enter upon the premises by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant for such action.

         No re-entry or taking possession of the premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession. Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation of default. The loss or damage that Landlord may suffer by reason of termination of this lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the premises and the loss of rental for the remainder of the lease term.

         Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or inunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Project notice and a reasonable time to cure any default by Landlord.

         24. Late Charges. Tenant hereby acknowledges that late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord a late charge to the maximum amount permitted by law (and in the absence of any governing law, ten percent (10%) of such overdue amount), plus any attorney's fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

         25. Surrender of Premises. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the premises unless Landlord expressly so indicates.

         26. Attorney's Fees. In case it should be necessary or proper for Landlord to bring any action under this lease or to consult or place said lease, or any amount payable by Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorneys' fee.

         27. Landlord's Lien. In addition to the statutory landlord's lien, Landlord shall have, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the premises, without liability for trespass or conversion and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in paragraph 29 of this lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph 26. Any surplus shall be paid to Tenant or as otherwise required by law, and the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

         28. Mechanic's Liens. Tenant will not permit any mechanic's lien or liens to be placed upon the premises of the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to the Tenant, the Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on the rendition of bill therefor, together with interest at ten percent (10%) per annum until repaid.

         29. Waiver of Subrogation. Anything in this lease to the contrary notwithstanding, the parties hereto hereby waive to the extent permitted by their respective insurance carriers any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers, and employees, for any loss or damage that may occur to the premises hereby demised, or any improvements thereto, or said Building of which the premises are a part, or any improvements thereto, by reason of fire, the elements or origin, including negligence of the parties hereto, their agents, officers, and employees.

         30. Notices. Each provision of this Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                  (a) All rent and other payment required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address hereinbelow set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

                  (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

                           LANDLORD:        Centre Consolidated Properties, Ltd.
                                            P.OR. Box 802087
                                            Dallas, Texas  75380-2087

                           TENANT:          Danvid Company, Inc.
                                            1813 Kelly Blvd.
                                            Carrollton, Texas 75006

         31. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

         32. Separability. If any clause or provision of this lease is illegal, invalid or unenforceable under the present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid, or unenforceable, there be added as a part of this lease a clause or provision as may be possible and be legal, valid and unenforceable.

         33. Entire Agreement; Amendments; Binding Effect. This lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this lease shall apply to, inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         34. Quiet Enjoyment. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this lease, including the payment of rent, to be performed by

Tenant, Tenant shall peaceably and quietly hold and enjoy the premises for the term hereof, without hindrance from Landlord, subject to the terms and conditions of this lease.

         35. Rules and Regulations. Tenant and Tenant's agents, employees, and invitees will comply fully and all requirements of the rules and regulations of the Building and related facilities which are attached hereto as Exhibit "C," and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

         36. Broker's or Agent's Commission. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this lease, except as listed below, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from such claims, including without limitation attorneys' fees in connection therewith.

         37. Gender. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         38. Joint and Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantors and Landlord need not first proceed against the Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

         39. Captions. The captions contained in this lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this lease.

         40. Except as otherwise herein expressly provided, time is of the essence of this Agreement.

         41. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         42.      Special Provisions.

         EXECUTED as of the date first above written.

                                    LANDLORD:


                                     By:/s/ [illegible]                      EVP
                                        ----------------------------------------

ATTEST:                              TENANT:


                                     By:/s/ Paul Comer                        VP
----------------------                  ----------------------------------------
              (Title)                                                    (Title)

                           ADDENDUM TO LEASE AGREEMENT

         43. Renewal Options. If, at the end of the primary term of this Lease, Lessee is not in default of any of the terms, conditions, or covenants of the Lease, Lessee, but not any assignee or subtenant of Lessee, is hereby granted one option(s) to renew this Lease for an additional term of five (5) years upon the same terms and conditions as defined in this Lease with the following exceptions:

                  (a) Renewal option term will contain no further renewal options unless granted by Lessor in writing; and

                  (b) Rental for the renewed term shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of Lessee to be taken in account. If Lessee desires to renew this Lease, Lessee will notify Lessor of its intention to renew no later than six months prior to the expiration date of the Lease; Lessor shall, within the next fifteen (15) days, notify Lessee in writing of its acceptance or rejection of the proposed rental rate.

         44. Right of First Refusal. If, at any time during the primary term of this Lease, Lessee is not in default of any of the terms, conditions, or covenants of the Lease, Lessee, but not any assignee or subtenant of Lessee, is hereby granted the right of first refusal on any contiguous space upon the same terms and conditions contained in this Lease with the following exceptions:

                  (a) Rental for the additional space shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location.

                                   EXHIBIT "A"


1813 KELLY BOULEVARD
CARROLLTON, TEXAS  75006

                                   EXHIBIT 'B'

Landlord agrees to finished the leased space as per attached drawing to include the following:

Electrical

Demo Repair and Install:

         20       -      2 x 4 Layins
          1       -      2 x 2 Layin
          5       -      Exit Lights with Battery Packs
          4       -      Exhaust Fan Hook-ups
         67       -      8' Strips at 10' app
          7       -      8' H.OR. Fixtures (repaired)
          6       -      8' Strips (repaired)
          4       -      High Bay Fixtures (repaired)
          7       -      S/P Switches
         13       -      Duplex Receptacles (office)
         10       -      Phone Stub-ups (office)
         13       -      Duplex Receptacles (General in warehouse)
         32       -      Dedicated Quad Receptacles (warehouse)
         13       -      Dedicated Quad Receptacle Cord Drops
         14       -      Dedicated Duplex Receptacles Cord Drops
          8       -      Dedicated Circuit in Ceiling for future Drops
          3       -      Dedicated Duplex outlets for vending machines
          2       -      Dedicated Duplex Receptacles for Electric Water Coolers

          1       -      Water Heater Circuit 240 volt 1-Phase 30 amp.
          1       -      150 amp. 3-Phase 240 volt machine
          1       -      60 amp. 3-Phase 240 volt machine
          1       -      40 amp. 3-Phase 240 volt machine
          6       -      30 amp. 3-Phase 240 volt machine
          4       -      30 amp. 3-Phase 240 volt Compressor Circuits
          1       -      800 amp. 3-Phase 240 volt Service

Plumbing

Demo repair and install:

         1-1/2" water service that includes concrete saw cut, removal and repour of 138 square feet of concrete, also, a water fee to City of Carrollton.

         22       -       Air Line Drops
         70       -       Quick Disconnects
          2       -       Hydrants inside
          2       -       Hydrants outside

          6       -       Water Closets, Kilgore #109 tank-type
          2       -       Handicap water closets
          2       -       Urinals Kilgore #402
         10       -       Lavatories Kilgore #301 Wall hung
          2       -       Electric water coolers, Halsey Taylor wm8A
          1       -       Electric water heater, 20 gallon state PV20
          1       -       Hub Drain
          1       -       Trap Primer, Josam #8825
          2       -       3" Floor Drains, Josam 3000

         Air piping to be sch. 40 blk steel pipe and fittings
         Gas piping to be sch. 40 blk steel pipe and fittings
         Domestic water to be type M copper
         Sanitary waste and vent to be PBC DWV pipe and fittings

         Saw Cut, removal and repour of approximately 468 square feet of concrete.

         Add approximately 740 square feet of office area to bring total AC office to 2,004 square feet.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises and for going from one part of the Building to another part of the Building.

         2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

         3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Landlord. No nails, hooks or screws shall be driven in to or inserted in any part of the Building, except by building maintenance personnel or as directed by the Landlord.

         4. Directories will be placed by the Landlord, at Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

         5. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or other wise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules and regulations of any governmental authority.

         6. Landlord shall have the power to prescribe the weight and position of safes or other heavy equipment, which may over stress any portion of the floor. All damage done to the Building by the improper placing of heavy items which over stress the floor will be repaired at the sole expense of the tenant.

         7. A tenant shall notify the Landlord when safes or other equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the Landlord after receiving written permission from him.

         8. Each tenant shall cooperate with Building employees in keeping premises neat and clean.

         9. No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the building.

         10. Should a tenant require telegraphic, telephonic, annunciator or any other communication service, the Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as the Landlord shall direct.

         11. No Access to Roof. Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair, place or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

         12. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

         13. No equipment of any kind shall be operated on the leased premises that could in any way annoy any other tenant in the Building without written consent of the Landlord.

         14. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

         15. The Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         16. The Landlord reserves the right to rescind any of these Rules and make such other and further Rules and Regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other differences between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant and most favorable to Landlord.

                                   EXHIBIT "D"

                               SIGN SPECIFICATIONS

A.       Type of Sign

         Mounted directly onto the wall.

B.       Size of Sign

         Maximum letter size is 24", minimum letter size is 12". Multiple rows are not to exceed 28" total height including space.

         Overall length cannot exceed 75% of frontage measurement. Example: 40 ft. frontage is allowed 30 ft. Not to exceed 60 feet.

         Size must conform to city requirements.

C.       Number of Signs and Logos

         If lease space fronts on more than one side, another sign may be allowed on other wall, and size of sign will be determined by that wall on which it is mounted. Generally speaking, one sign will be allowed.

         Logs subject to landlord and architects' approval.

         Important

         Sign drawings must be submitted for landlord and architects' written approval before fabrication.

         Purpose

         Our purpose in providing the tenants with these requirements is to create a good business image and give the impression of quality and professionalism.